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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Registration Statement on Form S-1/A of our report dated February 15, 2006, relating to the financial statements of Asia Automotive Acquisition Corporation, and to the reference to our Firm under the caption "Experts" in the Prospectus.









Roseland, New Jersey
February 18, 2006